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                                                                   EXHIBIT 10.26


                                 PROMISSORY NOTE


$96,000.00                                                     February 24, 1997
                                                           San Diego, California


      VICENTE ANIDO, JR., an individual resident of the State of California ("Obligor"), for value received, hereby promises to pay to the order of COMBICHEM, INC., a California corporation, or holder ("Payee"), in lawful money of the United States at 9050 Camino Santa Fe, San Diego, California 92121, the principal sum of Ninety-Six Thousand Dollars ($96,000.00).

      Unpaid principal of this Note shall bear no interest.

      All unpaid principal under this Note shall be due and payable on the earlier of (a) February 23, 2002; (b) the expiration of the 60-day period following the date the Obligor ceases for any reason to remain in the Service of Payee; (c) the expiration of the 190-day period following the date on which Payee completes an initial public offering of shares of its common stock; or (d) the date on which Payee completes the consummation of any corporate transaction in which (i) more than fifty percent (50%) of the outstanding shares of common stock of Payee are acquired by a single purchaser or by a group of purchasers acting in concert in a merger or any other transaction and Obligor receives cash or publicly traded securities in connection therewith; or (ii) all or substantially all of the assets of Payee are acquired by a single purchaser or a group of purchasers acting in concert and Obligor receives cash or publicly traded securities in connection therewith.

      Nothing in this Note shall confer upon the Obligor any right to continue in the Service of Payee (or its successors or subsidiaries) for any period of specific duration.

      Upon payment in full of all principal payable hereunder, this Note shall be surrendered to Obligor for cancellation.

      This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Obligor. Thereupon, a new note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Principal is payable only to the registered holder of this Note.

      Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note.


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This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

      If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Payee.

      Any payment shall be deemed made upon receipt by Payee.

      This Note is the Note referred to in that certain Pledge Agreement ("Pledge Agreement") dated the same date as this Note between Obligor and Payee, and is subject to the terms thereof. The Pledge Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of any one or more of the stated "Events of Default" set forth therein. OBLIGOR UNDERSTANDS THAT THIS IS A FULL RECOURSE PROMISSORY NOTE AND THAT PAYEE MAY, AT ITS OPTION, PROCEED AGAINST ASSETS OF THE UNDERSIGNED OTHER THAN ANY COLLATERAL UNDER THE PLEDGE AGREEMENT IN THE EVENT OF DEFAULT. OBLIGOR ACKNOWLEDGES AND UNDERSTANDS THAT THE RULE 144 HOLDING PERIOD MAY BE TOLLED WITH RESPECT TO ANY COMMON STOCK PLEDGED PURSUANT TO THE PLEDGE AGREEMENT.

      Obligor acknowledges and agrees that he has been provided the opportunity and encouraged to consult with counsel of Obligor's own choosing with respect to this Agreement and that Brobeck, Phleger & Harrison LLP solely represents the interests of the Payee.

      IN WITNESS WHEREOF, Obligor has duly executed this Note, as of the date first above written.


                                       /s/ Vicente Anido
                                       ----------------------------------------
                                       Vicente Anido, Jr.


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